Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
614.278.6622

BIG LOTS PARTICIPATING AT THE ICR CONFERENCE 2016

COMPANY AFFIRMS Q4 GUIDANCE IN ADVANCE OF CONFERENCE

Columbus, Ohio - January 11, 2016 - Big Lots, Inc. (NYSE: BIG) announced today that it is participating in the ICR Conference 2016 being held at The Grande Lakes Orlando Resort, Orlando, Florida.

Based on quarter-to-date results through the first ten weeks and plans for the balance of January, we expect comparable store sales to increase 1% to 2% which is consistent with our previously communicated guidance. At this level of sales, we are also affirming our guidance of adjusted earnings per share from continuing operations of $1.95 to $2.00 compared to last year’s earnings per share from continuing operations of $1.76.

Commenting on today’s release, David Campisi, CEO and President stated, “Our strategy focusing on ownable, winnable merchandise categories, on-point marketing messages, and improved store execution is working. We are well on our way to delivering our eighth consecutive quarter of comp sales increases. As expected, Furniture, Soft Home, and Christmas Trim-a-Tree (within our Seasonal business) have been the strongest performers and well received by Jennifer. Overall, the merchant, planning, and operations teams have executed our plan well in a highly competitive retail environment.”

Mr. Campisi is scheduled to give a presentation at the conference on Wednesday, January 13, 2016, which will be broadcast live beginning at approximately 12:30 p.m. This live audio webcast will be available through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the presentation will be available through http://www.biglots.com and will remain available through midnight on January 20, 2016. All times are Eastern Time.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,463 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Food, Consumables, Furniture, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com